PART II - OTHER INFORMATION

Exhibit 32.2 Section 906 CFO Certification

CERTIFICATION PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the filing of this quarterly report on Form 10-Q for the Quarter Ended April 5, 2008 (the "Report") by Pomeroy IT Solutions, Inc., the undersigned hereby certifies that:

1.	The Report containing the financial statements fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operation of Pomeroy IT Solutions, Inc.

May 15, 2008
/s/ Kevin G. Gregory
Kevin G. Gregory
Senior Vice President and Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to Pomeroy IT Solutions, Inc. and will be retained by Pomeroy IT Solutions, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.